UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: October 13, 2009

X-RITE, INCORPORATED

(Exact name of registrant as
specified in its charter)

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4300 44th Street S.E. Grand Rapids, Michigan	49512
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number,
including area code:
(616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2009, X-Rite, Incorporated (“X-Rite” or the “Company”) announced that it has named Rajesh K. Shah as Executive Vice President, Chief Financial Officer and Secretary of the Company, effective October 19, 2009.  Mr. Shah is replacing Bradley J. Freiburger who served as the Company’s Interim Chief Financial Officer through September 4, 2009.

Prior to joining X-Rite, Mr. Shah, 58, served from 2007 to 2009 as Executive Vice President and Chief Financial Officer of Cadence Innovation LLC, a global manufacturer of automotive interior systems.  Prior to that, he held the position of Executive Vice President and Chief Financial Officer of Remy International, Inc., a manufacturer of automotive and commercial products from 2002 to 2006.

Mr. Shah will be paid an annual base salary of $300,000; however, as a result of the Company’s voluntary 5% salary reduction program announced in May 2009, his starting salary will be paid at an annual rate of $285,000.  Mr. Shah will also be eligible to participate in X-Rite’s Management Incentive Plans.  Under the Company’s Short Term Incentive Plan, Mr. Shah will be eligible to earn up to 48% of his annual salary before giving affect to the voluntary salary reduction for achieving target performance under the plan.  For 2010, X-Rite will guarantee at least 50% of the amount Mr. Shah is targeted to receive under X-Rite’s Short Term Incentive Plan so long as Mr. Shah remains employed by the Company at the time that such payment is due.

Upon joining the Company, Mr. Shah will receive a one-time grant of 200,000 stock options and 200,000 performance-based restricted shares under the Company’s 2008 Omnibus Long Term Incentive Plan.  Mr. Shah’s one-time stock options will have an exercise price equal to the closing per share price of our common stock on October 19, 2009.  Additionally, Mr. Shah will be entitled to a one-time payment of $15,000 payable within two weeks of his start date.  Mr. Shah is also eligible to participate in X-Rite’s Long Term Incentive Plan for Senior Executives, which is comprised of grants of 50% stock options and 50% performance-based restricted stock.  As previously disclosed, the Company does not anticipate making annual long term incentive grants until 2012.

Mr. Shah will also be entitled to severance and change of control benefits.  Under X-Rite’s severance plan for senior executives, Mr. Shah will be entitled to 12 months of severance benefits upon the termination of his employment unless his employment is terminated for cause or he voluntarily terminates his employment.  In the event that Mr. Shah is terminated in connection with a change of control of the Company, he will be entitled to 24 months of severance benefits under the Company’s Change-of-Control Severance Plan for Senior Executives.

A copy of Mr. Shah’s offer letter from X-Rite is furnished as Exhibit 10.1 of this report.  A copy of the press release announcing Mr. Shah’s appointment as Executive Vice President, Chief Financial Officer and Secretary is attached as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

Exhibits

10.1 -	Offer Letter between X-Rite, Incorporated and Rajesh K. Shah executed October 13, 2009.

99.1 -	Press Release of X-Rite, Incorporated dated October 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated:	October 15, 2009	X-RITE, INCORPORATED

		By:	/s/ Thomas J. Vacchiano Jr.
Thomas J. Vacchiano Jr.
Chief Executive Officer